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                                                                  Exhibit (4)(f)

            THIS FIRST SUPPLEMENTAL INDENTURE, effective as of November 15, 1998, among Safety-Kleen Services, Inc. (formerly LES, Inc.), a Delaware corporation (the "Company"), Safety-Kleen Corp. (formerly Laidlaw Environmental Services, Inc.), a Delaware corporation (the "Parent Guarantor") and SK Europe, Inc., a Nevada corporation ("SK Europe") and The Bank of Nova Scotia Trust Company of New York, as trustee (the "Trustee").

            WHEREAS, the Company, the Guarantors, and the Trustee entered into an Indenture dated as of May 29, 1998 (the "Indenture") to provide for the issuance of the Company's 9 1/4% Senior Subordinated Notes due 2008;

            WHEREAS, the Company and certain of the Subsidiary Guarantors have changed their names to eliminate the reference to Laidlaw Environmental or LES;

            WHEREAS, on August 14, 1998, Corsan Trucking, Inc. ("Corsan"), a Subsidiary Guarantor, was dissolved by the Company in accordance with the terms of the Indenture;

            WHEREAS, on August 28, 1998, East Carbon Development Financial Partners, Inc. ("ECDF"), a Subsidiary Guarantor, was merged into Safety-Kleen
(US), Inc. ("SKUS"), another Subsidiary Guarantor, in accordance with the terms of the Indenture;

            WHEREAS, on September 1, 1998, SKUS was merged into the Company in accordance with the terms of the Indenture;

            WHEREAS, Safety-Kleen Systems, Inc., a wholly-owned subsidiary of the Company, has formed SK Europe and acquired 100% of its capital stock;

            WHEREAS, pursuant to Sections 1307 and 1308 of the Indenture, SK Europe, as a new Subsidiary Guarantor, is required to enter into this Supplemental Indenture (this "Supplemental Indenture");

            WHEREAS, the Company, the Parent Guarantor, SK Europe and the Trustee are authorized to enter into this Supplemental Indenture;

            NOW, THEREFORE, for and in consideration of the premises and the mutual covenants contained in this Supplemental Indenture and for other good and valuable consideration, the receipt and sufficiency of which are herein acknowledged, the Company, the Parent Guarantor, SK Europe and the Trustee hereby agree for the equal and the ratable benefit of all Holders of the Securities as follows:
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                                   ARTICLE ONE

                                   Definitions

            1.1 Definitions. For purposes of this Supplemental Indenture, the terms defined in the recitals shall have the meanings therein specified; any terms defined in the Indenture and not defined herein shall have the same meanings herein as therein defined; and references to Articles or Sections shall, unless the context indicates otherwise, be references to Articles or Sections of the Indenture.

                                   ARTICLE TWO

                  GUARANTEES OF SECURITIES AND OTHER PROVISIONS

            2.1 SK Europe Guarantee.

                  (a) SK Europe hereby jointly and severally, fully, absolutely, unconditionally and irrevocably guarantees to each Holder of a Security authenticated and delivered by the Trustee, and to the Trustee for its benefit and the benefit of each Holder, the punctual payment and performance when due of all Indenture Obligations which, for purposes of its Securities Guarantee, shall also be deemed to include all commissions, fees, charges, costs and other expenses (including reasonable legal fees and disbursements of counsel) arising out of or incurred by the Trustee or the Holders in connection with the enforcement of any Securities Guarantee. Without limiting the generality of the foregoing, SK Europe's liability shall extend to all amounts that constitute part of the Indenture Obligations and would be owed by the Company to such Holder or the Trustee under the Securities or the Indenture but for the fact that they are unenforceable, reduced, limited, suspended or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Company.

                  (b) SK Europe and by its acceptance of a Security each Holder hereby confirms that it is the intention of all such parties that the guarantee by SK Europe pursuant to its Securities Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Federal Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act of any similar federal or state law or the provisions of its local law relating to fraudulent transfer or conveyance. To effectuate the foregoing intention, the Holders and
SK Europe hereby irrevocably agree that the obligations of such Guarantor under its Securities Guarantee shall be limited to the maximum amount as shall after giving effect to all other contingent and fixed liabilities of SK Europe and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Securities Guarantee or pursuant to paragraph (c) of
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                                                                               3


Section 1301 of the Indenture, result in the obligations of SK Europe under its Securities Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

                  (c) SK Europe, the Trustee and each Holder by its acceptance of a Security hereby agrees that the Securities Guarantee of SK Europe provided hereunder shall be subject to all terms, provisions and conditions in the Indenture that relate to a Securities Guarantee (including, without limitation, Articles XIII and XIV of the Indenture). SK Europe further agrees to be bound by, and to comply with, all provisions of the Indenture and Securities Guarantee that are applicable to a Subsidiary Guarantor.

            2.2 Execution and Delivery of Guarantee.

            The delivery of any Security by the Trustee, after the authentication thereof under the Indenture, shall constitute due delivery of the Securities Guarantee on behalf of SK Europe.

            2.3 Amendment of Schedule A.

            In order to reflect the Securities Guarantee of SK Europe, the dissolution of Corsan and the name changes of certain Subsidiary Guarantors, Schedule A of the Indenture is hereby replaced by Schedule A attached to this Supplemental Indenture.

            2.4 No Personal Liability.

            No stockholder, officer, director, employee or incorporator, past, present or future, of SK Europe, as such, shall have any personal liability under the Securities Guarantee by reason of his, her or its status as such stockholder, officer, director, employee or incorporator.

                                  ARTICLE THREE

                                  Miscellaneous

            3.1 Effect of the Supplemental Indenture. This Supplemental Indenture supplements the Indenture and shall be a part and subject to all the terms thereof. Except as supplemented hereby, the Indenture and the Securities issued thereunder shall continue in full force and effect.
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            3.2 Counterparts. This Supplemental Indenture may be executed in counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

            3.3 GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

            3.4 Recitals. The Trustee shall not be responsible for any recital herein (other than the ninth recital as it applies to the Trustee) as such recitals shall be taken as statements of the Company, or the validity of the execution by SK Europe of this Supplemental Indenture. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture.

            IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed on this 18th day of December 1998.

                                            SAFETY-KLEEN SERVICES, INC.

                                            By: /s/ Henry H. Taylor
                                                --------------------------------
                                                Name:  Henry H. Taylor
                                                Title: Secretary


                                            SAFETY-KLEEN CORP.

                                            By: /s/ Henry H. Taylor
                                                --------------------------------
                                                Name:  Henry H. Taylor
                                                Title: Secretary


                                            SK EUROPE, INC.

                                            By: /s/ Henry H. Taylor
                                                --------------------------------
                                                Name:  Henry H. Taylor
                                                Title: Secretary


                                            THE BANK OF NOVA SCOTIA TRUST
                                            COMPANY OF NEW YORK, as Trustee

                                            By: /s/ George E. Timmes
                                                --------------------------------
                                                Name:  George E. Timmes
                                                Title: Vice President
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                                   SCHEDULE A

                              SUBSIDIARY GUARANTORS

Safety-Kleen Systems, Inc.
Safety-Kleen (Altair), Inc.
Safety-Kleen (Aragonite), Inc.
Safety-Kleen (Bartow), Inc.
Safety-Kleen (Baton Rouge), Inc.
Safety-Kleen (BDT), Inc.
Safety-Kleen (Bridgeport), Inc.
Safety-Kleen (Buttonwillow), Inc.
Safety-Kleen (California), Inc.
Safety-Kleen (Chattanooga), Inc.
Safety-Kleen (Clive), Inc.
Safety-Kleen (Colfax), Inc.
Safety-Kleen (Crowley), Inc.
Safety-Kleen (Custom Transport), Inc.
Safety-Kleen (Deer Park), Inc.
Safety-Kleen (Deer Trail), Inc.
Safety-Kleen (Delaware), Inc.
Safety-Kleen (Encotec), Inc.
Safety-Kleen (FS), Inc.
Safety-Kleen (Gloucester), Inc.
Safety-Kleen (GS), Inc.
Safety-Kleen Holdings, Inc.
Safety-Kleen (La Porte), Inc.
Safety-Kleen (Lone and Grassy Mountain) Inc.
Safety-Kleen (Los Angeles), Inc.
Safety-Kleen (Minneapolis), Inc.
Safety-Kleen (Mt. Pleasant), Inc.
Safety-Kleen (Nashville), Inc.
Safety-Kleen (NE), Inc.
Safety- Kleen (Pecatonica), Inc.
Safety-Kleen (Pinewood), Inc.
Safety-Kleen (Plaquemine), Inc.
Safety-Kleen (PPM), Inc.
Safety-Kleen (Puerto Rico), Inc.
Safety-Kleen (Roebuck), Inc.
Safety-Kleen (Rosemount), Inc.
Safety-Kleen (San Antonio), Inc.
Safety-Kleen (Sawyer), Inc.
Safety-Kleen (TG), Inc.
Safety-Kleen (Tipton), Inc.
Safety-Kleen (TS), Inc.
Safety-Kleen (Tulsa), Inc.
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Safety-Kleen (San Jose), Inc.
Safety-Kleen (Sussex), Inc.
Safety-Kleen (White Castle), Inc.
Safety-Kleen (Wichita), Inc.
Safety-Kleen (Westmorland), Inc.
Safety-Kleen (WT), Inc.
Safety-Kleen OSCO Holdings, Inc.
Safety-Kleen Chemical Services, Inc.
SK Europe, Inc.
Ninth Street Properties, Inc.
Chemclear, Inc.  of Los Angeles
USPCI, Inc.  of Georgia
GSX Chemical Services of Ohio, Inc.
LEMC, Inc.
Dirt Magnet, Inc.
The Midway Gas & Oil Company
Elgint Corp.
Safety-Kleen Envirosystems Company
Safety-Kleen Envirosystems Company of Puerto Rico, Inc.
Petrocon, Inc.
Phillips Acquisition Corp.
EnviroGroup, Inc.
SK Europe, Inc.
SK Insurance Company
SK Real Estate, Inc.
Safety-Kleen International, Inc.
Safety-Kleen Oil Recovery Co.
Safety-Kleen Oil Services, Inc.
The Solvents Recovery Service of New Jersey, Inc.